                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       AIRNET COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

     (5)  Total fee paid:
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------

     (3)  Filing Party:
        ------------------------------------------------------------------------

     (4)  Date Filed:
        ------------------------------------------------------------------------

                       AIRNET COMMUNICATIONS CORPORATION
                                 3950 DOW ROAD
                            MELBOURNE, FLORIDA 32934
                           TELEPHONE: (321) 953-6000

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 7, 2002

     The 2002 Annual Meeting of Stockholders ("the 2002 Meeting") of AirNet Communications Corporation (the "Company") will be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, at 10:00 a.m., on Friday, June 7, 2002, for the following purposes:

          1. To elect two Class II Directors to the Board of Directors each to serve a three-year term;

          2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2002; and

          3. To transact such other business as may properly come before the 2002 Meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 24, 2002 are entitled to notice of and to vote at the 2002 Meeting or any postponements or adjournments of the 2002 Meeting. A list of those stockholders will be available for examination by any stockholder of the Company during ordinary business hours for 10 days immediately preceding the 2002 Meeting at the principal offices of the Company at 3950 Dow Road, Melbourne, Florida 32934.

     ALL STOCKHOLDERS OF THE COMPANY ARE CORDIALLY INVITED TO ATTEND THE 2002 MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2002 MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE 2002 MEETING SHOULD YOU SO DESIRE. AS EXPLAINED IN THE PROXY STATEMENT, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED AT THE MEETING.

     Beneficial owners of stock held by banks, brokers or investment plans (in "street name") will need proof of ownership to be admitted to the 2002 Meeting. A recent brokerage statement or a letter from your broker or bank are examples of proof of ownership.

                                          By Order of the Board of Directors,

                                          -s- STUART P. DAWLEY SIGNATURE

                                          Stuart P. Dawley, Secretary

May 8, 2002

                       AIRNET COMMUNICATIONS CORPORATION
                                 3950 DOW ROAD
                            MELBOURNE, FLORIDA 32934

                            PROXY STATEMENT FOR THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 2002

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of AirNet Communications Corporation ("AirNet", the "Company" or "we" and "us") for the 2002 Annual Meeting of Stockholders (the "2002 Meeting") to be held on Friday, June 7, 2002 at 10:00 a.m. at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida 32901, and any adjournments thereof.

     The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Secretary of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the 2002 Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted FOR the candidates nominated by the Board of Directors and FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2002.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, containing financial statements for that year and prior periods, is included in this mailing to stockholders.

     The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is May 8, 2002.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on April 24, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the 2002 Meeting, there were outstanding and entitled to vote an aggregate of 23,809,197 shares of Common Stock, $.001 par value per share ("Common Stock"), and 955,414 shares of Series B Convertible Preferred Stock, $.01 par value per share ("Preferred Stock"), of the Company, constituting all of the outstanding voting stock of the Company. Under the terms of the Preferred Stock Certificate of Designation (the "Certificate"), except as otherwise expressly provided in the Certificate or required by law, holders of the Preferred Stock vote as a single class with the Common Stock on an as-converted basis.

     Holders of Common Stock are entitled to one vote per share. Under the terms of the Certificate, the shares of Preferred Stock are convertible into that number of shares of Common Stock that results from dividing the Preferred Stock investment of $30 million by the current "conversion price" (as defined in the Certificate) per share of the Preferred Stock. For purposes of determining the voting rights to which the holders of Preferred Stock (the "Preferred Stockholders") are entitled, the conversion price is currently $3.14. Accordingly, the total number of votes to which the Preferred Stockholders are entitled is 9,554,140 votes ($30,000,000 / $3.14) and the total number of outstanding shares of voting stock is 33,363,337 shares (23,809,197 voting shares of Common Stock + 9,554,140 voting shares of Preferred Stock) (collectively, the "Voting Shares"). For additional information concerning the Preferred Stock investment, see "Certain Relationships and Related Transactions" below.

     The holders of a majority of the Voting Shares outstanding and entitled to vote at the 2002 Meeting will constitute a quorum for the transaction of business at the 2002 Meeting. Voting Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the 2002 Meeting.

          1. The affirmative vote of the holders of a plurality of the Voting Shares represented at the 2002 Meeting in person or by proxy is required for the election of directors;

          2. The affirmative vote of the holders of a majority of the Voting Shares represented at the 2002 Meeting in person or by proxy is required for the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2002.

     Voting Shares that abstain from voting as to a particular matter, and Voting Shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at the 2002 Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Second Amended and Restated By-Laws, as amended (the "By-Laws"), the Board of Directors is divided into three classes, designated Class I, Class II and Class III. At the Company's 2000 annual meeting of stockholders, Class I was elected to serve for a three-year term, Class II was elected to serve for a two-year term and Class III was elected to serve for a one-year term. Thereafter, each director will be elected to serve for a three-year term.

     At the 2002 Meeting, stockholders will elect two Class II directors, who will serve until the 2005 annual meeting of stockholders. The persons named below have been nominated by the Board of Directors for election at the 2002 Meeting as Class II directors of the Company to serve as directors for a three-year term. The nominees have indicated their willingness to serve as directors if elected.

     Unless otherwise directed, the persons named in the proxy intend to vote for the election of the nominees. If the nominees are unable to serve, proxies will be voted for other candidates nominated by the Board of Directors. Votes may be cast for the election of the nominees or withheld. Votes that are withheld will be excluded from the vote. Since the affirmative vote of the holders of a plurality of the Voting Shares represented at the meeting in person or by proxy will be required to elect directors, withheld votes will have the effect of negative votes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                   NOMINEES FOR ELECTION AT THE 2002 MEETING

CLASS II DIRECTORS

     The following nominees assigned to this class are nominated for a three-year term to expire at the 2005 annual meeting of stockholders to serve until their successors are duly elected and qualified or until their death, resignation or removal.

     James W. Brown, 50, has served as a director since November 1997 as the designee of SCP Private Equity Partners, LP, one of the Company's stockholders, and as Chairman since October 1999. Mr. Brown has been a Partner of SCP Private Equity Management, L.P., which manages a private equity investment fund, since its inception in 1996. Mr. Brown has also been a Managing Director of CIP Capital Management, Inc. since 1994. From 1989 until 1994, Mr. Brown was Chief of Staff to the Governor of Pennsylvania. Mr. Brown received a J.D. from the University of Virginia and a B.A. from Villanova University's Honors Program.

     George M. Calhoun, 49, has served as a director of the Company since March 2002. He currently serves as Chairman and CEO of Illinois Superconductor (Nasdaq: ISCO). He has been CEO of Illinois Superconductor since November 1999 and Chairman since November 2000. He has more than 20 years of experience in high-tech wireless systems development, beginning in 1980 as the co-founder of InterDigital Communications Corporation (Nasdaq: IDCC), where he participated in the development of the first commercial application of digital TDMA radio technology, and introduced the first wireless local loop system to the North American telecommunications industry. Dr. Calhoun was a Director and Vice-Chairman of Geotek (which filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in 1998), and served as the Chairman of the company's engineering joint venture in Israel, PowerSpectrum Technologies, Ltd. until 1998. In 1998, Dr. Calhoun founded Davinci Solutions, LLC, a consulting firm focused on wireless and Internet technology companies. Dr. Calhoun is also Chairman of ExpertCall LLC, an Internet start-up focused on B2B customer care applications. Dr. Calhoun holds a Ph.D. in Systems Science from the Wharton School at the University of Pennsylvania, as well as a B.A. from the same university.

INCUMBENT CLASS I DIRECTORS

     The following directors assigned to this class were elected for a term to expire at the 2003 annual meeting of stockholders to serve until their successors are duly elected and qualified or until their death, resignation or removal.

     Darrell Lance Maynard, 48, has served as a director of the Company since January 2002. Since 1996, he has been the President and Chairman of Southeast Telephone (SET), of which he was a founder, in Pikeville, Kentucky. SET is a telecommunications provider of long distance, local service, Internet service and paging. Mr. Maynard attended Michigan Technological University in Houghton, Michigan.

     Susannah Tam, 46, has served as a director of the Company since January 2002. Since January 2002, she has served as Director of Investments for CDP Capital. From May 2001 to September 2001, she was Senior Director of Corporate Finance for TIW Asia, a telecom venture capital fund. From January 1998 to May 2001, she was Director of Strategy and Development at Bell Canada International ("BCI"). BCI focuses on developing and operating communications companies in markets outside of Canada with an emphasis in Latin America. Prior to joining BCI, Ms. Tam held various positions at Dominion Textile, Inc., Canada's largest textile manufacturing company. Ms. Tam obtained a B.A. in Mathematics from Mills College in Oakland, California and has an M.B.A. from Concordia University in Montreal.

INCUMBENT CLASS III DIRECTOR

     The following director assigned to this class was elected for a three-year term to expire at the 2004 annual meeting of stockholders to serve until his successor is duly elected and qualified or until his death, resignation or removal.

     Glenn A. Ehley, 40, has served as President and Chief Executive Officer since August 2001 and as a director of the Company since January 2002. Prior to August 2001, he served as Senior Vice President of Worldwide Sales and Marketing beginning February 2000 and from August 1997 until February 2000 as Vice President of Sales and Marketing. Mr. Ehley joined the Company in July 1995 as Director of Marketing. Prior to joining the Company, Mr. Ehley served in several positions at Siemens and Lucent Bell Laboratories in the Marketing and Engineering organizations. Mr. Ehley received an M.B.A. and M.S. in Computer Engineering from Florida Atlantic University and received a B.S. in Computer Science from Illinois Benedictine College.

NOMINATION OF CERTAIN DIRECTORS

     In accordance with the terms of the offering in which the Company issued and sold shares of Preferred Stock to three existing stockholders (further described in "Certain Relationships and Related Transactions" below), the Preferred Stockholders are entitled to two seats on the Board of Directors. Ms. Tam, representing Tandem PCS Investments, L.P., currently serves as the representative of the Preferred Stockholders on the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Currently, the Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not currently have a nominating committee.

     The Audit Committee currently consists of Messrs. Maynard, Brown and Calhoun. The principal responsibilities of the Audit Committee are (a) to review
(i) the Company's financial statements contained in filings with the SEC, (ii) matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, and (iii) the use and security of the Company's liquid assets through the review of the Treasurer's function; and (b) to recommend the appointment of independent accountants to the Board of Directors for its consideration and approval, subject to ratification by the stockholders. The Audit Committee held three meetings during 2001.

     The Board of Directors has examined the composition of the Audit Committee in light of the Nasdaq Stock Market's rules governing the independence of members of audit committees. Based upon this examination, the Board of Directors confirmed that all members of the Audit Committee are "independent" within the meaning of Nasdaq's rules.

     The Compensation Committee currently consists of Ms. Tam and Mr. Maynard. Messrs. Joel P. Adams, Brown, Richard G. Coffey, G. Michael Kirby and Dr. R. Lee Hamilton, Jr. (the former President and CEO of the Company) served on the Compensation Committee during various periods in 2001. The principal responsibilities of the Compensation Committee are (a) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (b) subject to limitations set forth in the plans, to administer the Company's stock option plans including the issuance of stock in connection with the Company's incentive bonus plans; and (c) to review management development and succession programs. The Compensation Committee held six meetings during 2001.

     During 2001, the Board of Directors held 23 meetings. All members of the Board of Directors in 2001, except Mr. Kirby, attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were members.

AUDIT COMMITTEE REPORT

     The Audit Committee submits the following report for 2001:

     The Committee has reviewed and discussed with both management and the outside auditors the audited consolidated financial statements as of and for the year ended December 31, 2001. The Committee's review included discussion with the outside auditors of matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Committee has received the disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors matters relating to the auditors' independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

Submitted by the Members of the Audit Committee
George M. Calhoun
James W. Brown
Darrell Lance Maynard

COMPENSATION OF DIRECTORS

     Non-employee directors are entitled to receive option grants and other awards under the 1999 Equity Incentive Plan. Non-employee directors are currently entitled to receive an award of nonqualified stock options every three years, the amount of which is determined by the Board of Directors in its sole discretion. These director options will have an exercise price equal to the fair market value of our common stock when granted and will vest in 36 equal monthly installments provided the director has attended at least 75% of Board of Director meetings in the 12 months preceding each vesting date, with exception for special circumstances. Unvested options for a particular year will vest on a pro rata basis if a director leaves or is removed from office, provided he or she met the attendance requirement for the portion of the year he or she served as a director. All directors will be reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees.

                               SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the ownership of the Company's Common Stock, of which 23,803,723 shares were outstanding as of April 18, 2002, and Preferred Stock, of which 955,414 shares were outstanding as of April 18, 2002, by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock and more than 5% of its Preferred Stock, (ii) the directors and nominee for election as a director of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table for the fiscal year ended December 31, 2001, and (iv) all executive officers and directors of the Company as of April 18, 2002 as a group:

                                                                          SHARES OF SERIES B
                                           SHARES OF COMMON STOCK    CONVERTIBLE PREFERRED STOCK
                                            BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED(1)(14)
                                           -----------------------   ----------------------------
                                           SHARES(2)      PERCENT      SHARES(2)        PERCENT
                                           ----------     --------   -------------     ----------
SCP Private Equity Partners, L.P. .......  7,962,601(3)     31.9%     318,471.33(14)     33.33%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
Tandem PCS Investments, L.P. ............  6,457,583(4)     25.9%     318,471.33(14)     33.33%
c/o Capital Communications CDPQ
1981 McGill College Avenue
Montreal, Quebec
H3A 3C7, Canada
Mellon Ventures, L.P. ...................  4,618,442(5)     18.7%     318,471.33(14)     33.33%
One Mellon Center, Room 5300
Pittsburgh, PA 15258
VFC Capital, Inc. .......................  3,614,860(6)     15.1%
c/o Harris Corporation
1025 West NASA Boulevard
Melbourne, FL 32919
James W. Brown...........................  7,969,506(7)     31.9%
Darrell Lance Maynard....................      1,231           *
Susannah Tam.............................         --           *
George M. Calhoun........................      1,992           *
Glenn A. Ehley...........................    244,727(8)      1.0%
William J. Lee...........................     70,664(9)        *
Timothy J. Mahar.........................     52,500(10)       *
Thomas R. Schmutz........................     58,182(11)       *
Terry L. Williams........................     89,080(12)       *
R. Lee Hamilton, Jr......................         --           *

                                                                          SHARES OF SERIES B
                                           SHARES OF COMMON STOCK    CONVERTIBLE PREFERRED STOCK
                                            BENEFICIALLY OWNED(1)     BENEFICIALLY OWNED(1)(14)
                                           -----------------------   ----------------------------
                                           SHARES(2)      PERCENT      SHARES(2)        PERCENT
                                           ----------     --------   -------------     ----------
All executive officers and directors as a
  group (14 persons).....................  8,585,718(13)    30.0%

---------------

   * Indicates less than 1%

 (1) Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares listed in the table.

 (2) Information is as of April 18, 2002.

 (3) As reported in the Schedule 13D (the "SCP Schedule 13D") filed 5/25/2001 on behalf of SCP Private Equity Partners II, L.P. ("SCP II"), or otherwise, of this amount 318,471.33 shares of Preferred Stock, which, for voting purposes, is convertible at a conversion price of $3.14 into 3,184,713 shares of Common Stock, and 955,414 shares of Common Stock issuable upon exercise of a warrant are beneficially held by SCP II, 3,437,687 shares of Common Stock and 214,988 shares of Common Stock issuable upon exercise of a warrant (adjusted from 204,443 shares upon the sale of Series B Preferred Stock) are beneficially held by SCP Private Equity Partners, L.P. ("SCP") and 169,799 shares of Common Stock are beneficially held by CIP Capital L.P. ("CIP").

 (4) As reported in the Schedule 13D filed 6/20/2001 on behalf of Tandem PCS Investments, L.P. ("Tandem"), or otherwise, of this amount 2,145,465 shares of Common Stock and 318,471.33 shares of Preferred Stock, which for voting purposes, is convertible at a conversion price of $3.14 into 3,184,713 shares of Common Stock, are beneficially held by Tandem, and 1,127,405 shares of Common Stock issuable upon exercise of warrants (171,991 shares of which were adjusted from 163,555 shares upon the sale of Series B Preferred Stock) are beneficially held by Tandem.

 (5) As reported in the Schedule 13D filed 5/29/2001 on behalf of Mellon Ventures, L.P., ("Mellon"), or otherwise, of this amount 478,315 shares of Common Stock and 318,471.33 shares of Preferred Stock which, for voting purposes, is convertible at a conversion price of $3.14 into 3,184,713 shares of Common Stock, are beneficially held by Mellon, and 955,414 shares of Common Stock issuable upon exercise of warrants are beneficially held by Mellon.

 (6) As reported in the Schedule 13G/A filed 11/8/2000 on behalf of Harris Corporation, and VFC Capital, a wholly-owned subsidiary of Harris, of this amount 3,401,828 shares of Common Stock and 213,032 shares of Common Stock issuable upon exercise of a warrant (43,859 shares of which were adjusted from 41,707 shares upon the sale of Series B Preferred Stock) are beneficially held by VFC Capital, Inc., a wholly owned subsidiary of Harris Corporation.

 (7) As reported in the SCP Schedule 13D, or otherwise, of this amount 318,471.33 shares of Preferred Stock, which, for voting purposes, is convertible into 3,184,713 shares of Common Stock, and 955,414 shares issuable upon exercise of a warrant and beneficially held by SCP II, 3,437,687 shares of Common Stock and 214,988 shares of Common Stock issuable upon exercise of a warrant (adjusted from 204,443 shares upon the sale of Series B Preferred Stock) are beneficially held by SCP and 169,799 shares of Common Stock are beneficially held by CIP. Mr. Brown is affiliated with each of SCP, SCP II and CIP. Includes an option to purchase Common Stock held by Mr. Brown exercisable immediately for 6,487 shares, and options that are exercisable within 60 days after April 18, 2002 for 418 shares.

 (8) Includes 52,170 shares held by Mr. Ehley and options exercisable within sixty days for 192,557 shares.

 (9) Includes 2,000 shares held by Mr. Lee and options exercisable within sixty days for 68,664 shares.

(10) Includes options held by Mr. Mahar exercisable within sixty days for 52,500 shares.

(11) Includes 14,245 shares held by Mr. Schmutz and options exercisable within sixty days for 43,937 shares.

(12) Includes 55,177 shares held by Mr. Williams and options exercisable within sixty days for 33,903 shares.

(13) The executive officers and directors of the Company as a group consist of Glenn A. Ehley, Stuart P. Dawley, Joseph F. Gerrity, William J. Lee, Timothy J. Mahar, Patricio X. Muirragui, Thomas R. Schmutz, Terry L. Williams, Bennett Wong, R. Lee Hamilton, James W. Brown, Darrell Lance Maynard, Susannah Tam and Dr. George M. Calhoun.

(14) For additional information and further description of the Series B Convertible Preferred Stock, see "Certain Relationships and Related Transactions" below. Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares listed in the table. The Series B convertible Preferred Stock is convertible immediately into common stock at the "current conversion price" as that term is defined in the Series B Convertible Preferred Stock Certificate of Designation.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are:

NAME                           AGE                           POSITION
----                           ---                           --------
Glenn A. Ehley...............  40    President, Chief Executive Officer, and Director
Joseph F. Gerrity............  49    Vice President of Finance, Chief Financial Officer and
                                     Treasurer
Stuart P. Dawley.............  39    Vice President, General Counsel, Investor Relations
                                     Officer and Secretary
Timothy J. Mahar.............  54    Vice President of Worldwide Sales and Marketing
Thomas R. Schmutz............  40    Vice President of Engineering
William J. Lee...............  46    Vice President of Operations
Bennet Wong..................  41    Vice President, Technical Sales and Business Development
Patricio X. Muirragui........  52    Vice President, Quality
Terry L. Williams............  40    Chief Technical Officer

     Mr. Ehley's biographical information appears under the caption "Incumbent Class I Directors" above.

     Joseph F. Gerrity has served as Vice President of Finance and Chief Financial Officer since June 2001. Prior to June 2001, he served as Director of Strategic Planning beginning 1999. Prior to 1999, Mr. Gerrity served with Harris Corporation, most recently as Controller of the Military and Space Division of Harris Semiconductor. Mr. Gerrity also served as CFO of COREdata. Mr. Gerrity holds an M.S. in Management from the University of Wisconsin and a B.S. in Management from Marquette.

     Stuart P. Dawley has served as Vice President, General Counsel, Investor Relations Officer and Secretary since September 2001. Prior to that, he was General Counsel to the Company between July 2000 and September 2001. Prior to that, he served as Executive Vice President and General Counsel at Exigent International, Inc. from July 1997 until April 2000. Before joining Exigent, Mr. Dawley was General Counsel of AirNet from November 1996 until July 1997 and served as Director of Marketing and Strategic Alliances from June 1995 until November 1996. Mr. Dawley received his Juris Doctor Degree from the University of Iowa.

     Timothy J. Mahar has served as Vice President of Worldwide Sales and Marketing since August 2001. Prior to that, he served as Vice President of Marketing and Business Development from February 2000 to August 2001. Prior to joining the Company, Mr. Mahar served in several sales and marketing management positions at Siemens Information and Communications Networks since 1992. From October 1998 to February 2000 he served as Vice President of Sales and Business Development and from October 1997 to October 1998 as Vice President of Business Solutions. Mr. Mahar holds an M.S. in Electrical Engineering and a B.S. in Computer Engineering from the University of Wisconsin -- Milwaukee.

     Thomas R. Schmutz has served as Vice President of Engineering since August 2001. Prior to being elected as Vice President of Engineering, he served as the Company's Director of Engineering beginning in 1995. Mr. Schmutz holds a Master's Degree in Electrical Engineering from the Georgia Institute of Technology and a BS from the United States Military Academy. He holds ten U.S. patents in the wireless technology field.

     William J. Lee has served as Vice President of Operations since July 2001. Prior to that, he served as the Company's Vice President of Services beginning October 1999. Mr. Lee joined the Company in June 1999 as Director of Services. From January 1985 to June 1999, Mr. Lee served in several capacities with Siemens Information and Communications Networks, most recently as Director of Systems Integrations Services. Prior to joining Siemens, Mr. Lee was a Lecturer at the Midwest College of Engineering in Northern Illinois and held various positions with AT&T Network Systems. Mr. Lee holds a B.S. in Computer Science from Northern Illinois University.

     Patricio X. Muirragui has served as Vice President of Quality since January 2001. Prior to January 2001, for 16 years Mr. Muirragui served in several capacities with Siemens Information and Communications

Networks, where his last position was Director of Quality. Mr. Muirragui studied for his BSEE degree at the University of California (Berkeley) and holds a BSEE from Purdue University.

     Bennet Wong has served as Vice President of Technical Sales & Business Development since August 2001. Prior to August 2001, Mr. Wong held several positions in marketing and technical sales for the Company beginning in September 1998. Prior to September 1998, Mr. Wong was employed by Ericsson Communications of Canada where he was a Product Manager for approximately four years. He holds an MSEE and BSEE from Ohio State University.

     Terry L. Williams has served the Chief Technical Officer since August 2001 having joined the Company as its co-founder in 1994. Prior to that, he served at Harris Corporation and GE Aerospace on numerous government/commercial projects focusing on communications, signal processing and advanced radar technology. Mr. Williams is the architect of the Company's broadband SDR radio and holds ten U.S. patents in the wireless field. Mr. William holds an MSEE from the Georgia Institute of Technology and a B.S. from Mississippi State University.

                           SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer , (ii) the four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2001, and (iii) the former Chief Executive Officer not serving in that position at December 31, 2001 (collectively, the "Named Executive Officers"), for services rendered in all capacities with respect to the Company's fiscal years ended December 31, 1999, 2000 and 2001:

                                                                                            LONG-TERM COMPENSATION
                                                                                        -------------------------------
                                                                                        AWARDS(1)
                                                            ANNUAL COMPENSATION         SECURITIES
NAME AND                                              -------------------------------   UNDERLYING       ALL OTHER
PRINCIPAL POSITION                             YEAR   SALARY($)   BONUS($)   OTHER($)   OPTIONS(#)   COMPENSATION($)(3)
------------------                             ----   ---------   --------   --------   ----------   ------------------
Glenn A. Ehley...............................  2001    187,090    132,500     51,767(2)       --           5,100
President, Chief Executive                     2000    139,554     64,156    268,937(2)       --           5,100
Officer and Director                           1999    128,629     20,195    140,806(2)   75,324              --
William J. Lee...............................  2001    183,058     34,533         --          --           5,100
Vice President of Operations                   2000    160,908     70,801         --          --           4,510
                                               1999     80,923     10,000         --      75,325              --
Thomas R. Schmutz............................  2001    156,641     41,051         --          --           5,100
Vice President of Engineering                  2000    131,100     10,261         --          --           4,241
                                               1999    111,511     14,838         --          --              --
Terry L. Williams............................  2001    141,657     45,874         --          --           5,100
Chief Technical Officer                        2000    119,413      7,858         --          --           3,818
                                               1999    108,635      6,146         --          --              --
Timothy J. Mahar.............................  2001    137,231     22,626     33,333(2)       --           5,100
Vice President Worldwide Sales                 2000    144,231     10,000         --      60,000           3,335
and Marketing                                  1999         --         --         --          --              --
R. Lee Hamilton, Jr.(4)......................  2001    234,615         --         --          --           5,100
President, Chief Executive                     2000    250,000    242,092         --          --           5,100
Officer and Director                           1999    222,173     38,961         --     346,491              --

---------------

(1) Figures in this column show the number of options to purchase shares of the Company's common stock ("Common Stock") that were granted during the respective fiscal year, notwithstanding the fact that the options may have been granted for services performed in a prior fiscal year. The Company did not grant any restricted stock awards or stock appreciation rights to any of the Named Executive Officers during the years shown.

(2) Represents performance-based sales commissions or bonuses.

(3) Represents a matching contribution to a defined contribution plan.

(4) Dr. Hamilton resigned from his positions as an officer and director of the Company on August 17, 2001.

OPTION GRANTS IN FISCAL YEAR 2001

     The following table sets forth information concerning individual grants of stock options to purchase shares of the Common Stock to the Named Executive Officers during the fiscal year ended December 31, 2001:

                              INDIVIDUAL GRANTS
                          --------------------------                              POTENTIAL REALIZABLE VALUE
                                         % OF TOTAL                                    AT ASSUMED ANNUAL
                                          OPTIONS                                    RATES OF STOCK PRICE
                          SECURITIES     GRANTED TO                                 APPRECIATION FOR OPTION
                          UNDERLYING    EMPLOYEES IN   EXERCISE OR                          TERM(1)
                          OPTION/SARS   FISCAL YEAR       BASE       EXPIRATION   ---------------------------
NAME                      GRANTED(#)        2001       PRICE($/SH)      DATE       5%($)(2)       10%($)(2)
----                      -----------   ------------   -----------   ----------   ----------     ------------
Glenn A. Ehley..........    200,000         9.4%          $0.45       10/19/11     $ 70,751       $  179,296
                             50,000         2.3%          $4.75        1/10/11     $149,362       $  378,514
William J. Lee..........     40,000         1.9%          $0.45       10/19/11     $ 11,320       $   28,687
                             50,000         2.3%          $4.75        1/10/11     $149,362       $  378,514
Thomas R. Schmutz.......     40,000         1.9%          $0.45       10/19/11     $ 11,320       $   28,687
                             10,000         0.5%          $4.75        1/10/11     $ 29,872       $   75,703
Terry L. Williams.......     40,000         1.9%          $0.45       10/19/11     $ 11,320       $   28,687
                             10,000         0.5%          $4.75        1/10/11     $ 29,872       $   75,703
Timothy J. Mahar........     25,000         1.2%          $0.45       10/19/11     $  7,075       $   17,930
                             10,000         0.5%          $4.75        1/10/11     $ 29,872       $   75,703
R. Lee Hamilton,
  Jr.(3)................    200,000         9.2%          $4.75        1/10/11     $597,450       $1,514,055

---------------

(1) The options in this table expire ten years after grant. The options granted on January 10, 2001 vest in four equal annual installments. The options granted on October 19, 2001 vest as follows: 50% of the options vest on April 19, 2002; an additional 25% will vest on October 19, 2002; and the remaining 25% will vest on October 19, 2003.

(2) These columns show the hypothetical value of the options granted at the end of the option terms if the price of our common stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of our common stock.

(3) Options held by this former officer have expired.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND OPTION VALUES AT DECEMBER 31, 2001

     The following table sets forth certain information regarding stock option exercises by the Named Executive Officers during the fiscal year ended December 31, 2001 and stock options held by the Named Executive Officers at December 31, 2001:

                                                    NO. OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED,
                               SHARES                UNEXERCISED OPTIONS HELD AT      IN-THE-MONEY OPTIONS AT
                              ACQUIRED                     FISCAL YEAR-END              FISCAL YEAR-END(2)
                                 ON       VALUE     -----------------------------   ---------------------------
                              EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
NAME                            (#)       ($)(1)        (#)             (#)             ($)            ($)
----                          --------   --------   ------------   --------------   -----------   -------------
Glenn A. Ehley..............      --      $   --       69,459         290,298         $3,848          $ --
William J. Lee..............      --      $   --       36,164         127,661         $   --          $ --
Thomas R. Schmutz...........   5,204      $9,431       14,606          69,363         $  112          $ --
Terry L. Williams...........      --      $   --        9,520          65,169         $  174          $ --
Timothy J. Mahar............      --      $   --       15,000          80,000         $   --          $ --
R. Lee Hamilton, Jr.(3).....      --      $   --           --              --         $   --          $ --

---------------

(1) Calculated based on the fair market value of the Common Stock on the date of exercise minus the exercise price, multiplied by the number of shares issued upon exercise of the options.

(2) Calculated by determining the difference between the exercise price of the options and $0.42, the closing price of the Common Stock on December 31, 2001.

(3) Options held by this former officer have expired.

EMPLOYMENT AND OTHER COMPENSATORY ARRANGEMENTS

     In October 1999, the Company entered into an Employee Noncompete and Post-Termination Benefits Agreement with R. Lee Hamilton, Jr. Pursuant to this Agreement, Dr. Hamilton agreed that he will not compete with the Company for a period of one year following any termination of his employment, and the Company agreed to continue to provide him with his regular weekly salary and benefits during the one-year noncompetition period, provided that his termination was not for "cause" (as defined in the agreement). Notwithstanding the foregoing, Dr. Hamilton had the right to elect to terminate the noncompetition period after nine months, in which case his right to continue receiving salary and benefits would also terminate. The Agreement also provided for accelerated vesting and an extended exercise period with respect to stock options held by Dr. Hamilton at the time of termination of his employment without "cause" or for "good reason" (each as defined in the agreement). The agreement with Dr. Hamilton expired in April 2001 and was not renewed. Dr. Hamilton resigned from his positions with the Company in August 2001.

     In addition, the Company and each of Mr. Ehley and Dr. Hamilton entered into an Amendment of the Incentive Stock Option Agreements to which each named executive officer was a party (the "Amendment"). Upon the occurrence of a "termination event" or a "change in control" (each as defined in the Amendment), the Amendment provided in each case for accelerated vesting and an extended exercise period with respect to the stock options held by each such executive officer. The terms provided under Dr. Hamilton's Amendment terminated upon his resignation.

     During August 2001, the Company entered into an employment agreement with Glenn A. Ehley, President and Chief Executive Officer, that contains change of control and severance provisions. Should Mr. Ehley be terminated without "cause" (as defined in the employment agreement), the agreement provides for special severance (six months of pay) plus benefits payable in a lump sum within three days after termination and accelerated vesting of stock options that would have vested within two years after termination. In addition, Mr. Ehley has the right to participate in the Acquisition Bonus Program adopted by the Board of Directors on August 24, 2001 to compensate employees in the event of a change in control of the Company. This program gives the CEO the authority to set aside a certain percentage of the net proceeds associated with an acquisition or merger constituting a change in control of the Company. The percentage varies depending on the amount of the proceeds. The CEO would then allocate this pool to all employees in his discretion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a consulting agreement with us, Mr. Ehley's father-in-law, Richard Blake, provides consulting services with respect to evolving telecommunications standards and business development opportunities in the military, public safety, law enforcement and government sectors. The agreement provides for a payment not to exceed $5,000 per month, exclusive of expenses, and is terminable at will by either party with thirty days' notice.

     On November 9, 2000, the Company loaned a former officer of the Company, Dr. R. Lee Hamilton Jr., $112,660, payable in full on November 9, 2005 at 6.01% interest, payable semiannually. The loan was made to reimburse the officer for an amount paid by him to exercise an option to purchase 113,274 shares of the Company's common stock in February 2000 and is accordingly classified in stockholders' equity. The note is collateralized by the underlying value of the stock and the Company has full recourse against the officer in the event of a default. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, are payable on November 9, 2005, the fifth anniversary of the date of the note. Interest was payable on November 9, 2001 and semi-annually thereafter. As of December 31, 2001 this note was in default and therefore the payment of principal and interest is currently due in full. The Company has been notified that the collateral stock was sold during the first quarter of 2002 and the proceeds were transmitted to the Company on April 15, 2002. The Company intends to vigorously pursue collection of the balance due on the note.

     On March 14, 2001, the Company loaned a former officer of the Company, Dr.
R. Lee Hamilton, Jr., $995,133 at an interest rate of 5.0% per annum secured by his pledge of stock under an Account Control Agreement dated as of March 14, 2001 among the officer, Salomon Smith Barney, Inc. and the Company. The principal represents the amount that the Company loaned to the officer to satisfy the alternative minimum tax liability incurred in connection with the exercise of options in February 2000. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, is payable on March 14, 2006, the fifth anniversary of the date of the note. As of the date of this report, the entire principal amount of the note is outstanding. An allowance of $995,133 was recorded during 2001 for the estimated loss on this loan. The Company is not recognizing any interest income associated with this note.

     On March 16, 2001, the Company loaned another officer of the Company, Mr. Glenn A. Ehley $221,977 at an interest rate of 5.07% per annum. The note is secured by the pledge of the officer's stock under an Account Control Agreement dated as of March 16, 2001 among the officer, Salomon Smith Barney Inc. and the Company. The principal represents the amount the Company loaned to the officer to satisfy the alternative minimum tax liability incurred in connection with the exercise of options to purchase 25,261 shares of Common Stock in March 2000. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, is payable on March 16, 2006, the fifth anniversary of the date of the note. As of the date of this report, the entire principal amount and accrued interest of the note is outstanding. The note was valued at a market rate of interest (9%) and accordingly a discount of $43,040 was recorded against the note. The Company is not recognizing any interest income associated with this note.

     On May 16, 2001, the Company issued 955,414 shares of series B preferred stock to three existing stockholders, SCP Private Equity Partners II, L.P., Tandem PCS Investments, L.P. and Mellon Ventures, L.P., at $31.40 per share for a total face value of $30 million. The preferred stock is redeemable at any time after May 31, 2006 out of funds legally available for such purposes. Dividends accrue to the Preferred Stockholders, whether or not declared, at 8% cumulatively per annum. The preferred stockholders are entitled to votes equal to the number of shares of common stock into which each share of preferred stock converts and collectively to designate two members of the Board of Directors. Initially, each share of preferred stock was convertible, at any time, into ten shares of our common stock. Upon liquidation of the company, or if a majority of the preferred stockholders agrees to treat a change in control or a sale of all or substantially all of our assets (with certain exceptions) as a liquidation, the preferred stockholders are entitled to 200% of their initial purchase price plus accrued but unpaid dividends before any payments to any other stockholders. In association with this preferred stock investment, we issued immediately exercisable warrants to purchase 2,866,242 shares of our common stock for $3.14 per share, which expire on May 14, 2011. The preferred stockholders have the right to designate two members of the Board of Directors. Ms. Tam, representing Tandem PCS Investments, L.P., an affiliate of CDP Capital, currently serves as the representative of the preferred stockholders on the Board of Directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the executive officers during the year ended December 31, 2001. The Compensation Committee recommends salaries, incentives and other forms of compensation for directors and officers, administers the Company's incentive compensation and benefit plans, including stock plans, and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

     Dr. Lee Hamilton resigned his positions with the Company on August 2001. Mr. Glenn A. Ehley succeeded Dr. Hamilton as President and Chief Executive Officer in August 2001.

COMPENSATION PHILOSOPHY

     The general philosophy of the Compensation Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, which will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company's executives with those of its stockholders. The responsibilities of the Compensation Committee are (i) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs;
(ii) subject to limitations, to administer the Company's stock option plans including the issuance of stock in connection with the Company's incentive bonus plans; and (iii) to review management development and succession programs.

     The overall goal of the Compensation Committee is to ensure that compensation policies are consistent with the Company's strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

     - Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions.

     - Variable pay, which links bonus and other short-term incentives to the performance of the Company and the individual executive.

     - Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

     In addition, Mr. Ehley receives sales bonuses.

     Another goal of the Compensation Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company's compensation strategy, that is competitive with other companies in the industry and that is equitable within the Company. The Compensation Committee believes that compensation programs must be structured to attract and retain talented executives.

BASE SALARY

     It is the Compensation Committee's policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards and economic climate, individual performance and scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered.

     In establishing compensation guidelines with respect to base salary, the Company has reviewed data from various surveys prepared by independent organizations to assist it in setting salary levels competitive with those of other industry companies. While it is the Compensation Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company's geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company's performance and its executive officers' total compensation.

PERFORMANCE BONUSES

     The Compensation Committee also sets the bonuses of the executive officers and consults with the Chief Executive Officer regarding the Company's bonus policies. Currently, the Company maintains certain bonus programs for key corporate employees for the payment of cash bonuses based on a combination of company performance in relation to predetermined objectives and/or individual executive performance during the year. The purpose of these programs is (i) to offer incentives to key management to (A) reward them for achieving financial goals and (B) further the alignment of interests of key management with our stockholders, and (ii) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company's financial goals in individual markets. Bonuses for key corporate employees are based on the achievement of certain financial and operational objectives, and each executive participant's bonus award is calculated as a percentage of base salary, pro-rated by length of service during the year, and ranges from 2.5% to 25% of base salary.

     During the early months of each year, the Compensation Committee establishes financial and operational target objectives for the year. Individual payouts in relation to targeted objectives are adjusted upward or downward based on the Company's overall performance in relation to those objectives. A commission-based sales executive is eligible for 50% of the performance bonus that such executive would have achieved.

SALES COMMISSIONS

     Sales commissions at the rate of up to 1% of the sale are paid to sales personnel who attain sales of the Company's products. Mr. Ehley is paid a bonus override of 0.425% of the sales. The Company pays out the applicable portion of a sales commission only after attainment of each contractual milestone.

STOCK OPTIONS AND OTHER AWARDS

     The Compensation Committee utilizes stock options and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders and thereby share in the long-term appreciation in the value of the Company's Common Stock. The Compensation Committee believes that management employees should be rewarded with a proprietary interest in the Company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives. The Compensation Committee believes these awards are beneficial to the Company and the stockholders because they directly align the interests of the executives with those of other stockholders.

     The Board of Directors adopted the AirNet Communications Corporation 1999 Equity Incentive Plan (the "1999 Plan"), effective as of September 1, 1999. Under the 1999 Plan, the Compensation Committee, or such other committee of the Board of Directors as it may designate, may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof, stock appreciation rights, restricted shares, performance awards or other equity incentives. The maximum number of shares subject to the 1999 Plan is currently 4,906,842 shares.

     The Compensation Committee determines the awards, if any, to be granted from time to time to executives pursuant to the 1999 Plan. Substantially all of the awards have been incentive stock options, which are granted at no less than the prevailing market value. Accordingly, these awards will only benefit executives if the price of the Common Stock increases over the term of the applicable option. The Company's stock options typically vest ratably over a period of four years. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the relationship between the options to be granted to executive employees and the compensation paid by competitors to their executives, the Compensation Committee takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the shares of Common Stock.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Company believes that options granted under the 1999 Plan will meet the requirements for qualifying as performance-based, the Compensation Committee believes that this section will not affect the tax deductions available to the Company. It will be the Compensation Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          Respectfully Submitted,

                                          Compensation Committee of the Board of
                                          Directors

                                          Chairman Susannah Tam and Darrell
                                          Lance Maynard

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. During the year ended December 31, 2001, Messrs. Brown, and Joel P. Adams served as members of the Compensation Committee. Mr. Adams resigned as a director and member of the Compensation Committee on April 19, 2001. Messrs. Brown and Adams are affiliated with SCP Private Equity Partners, L.P. ("SCP"), and Adams Capital Management, Inc. ("Adams Capital"), respectively, which each holds more than 5% of the outstanding and issued shares of our common stock. Messrs. Adams, Robert M. Chefitz, Coffey and J. Douglass Mullins were affiliated with Adams Capital Management, Inc., Patricof & Co. Ventures, Inc., Tandem PCS Investments, L.P. and HVFM-I, L.P., respectively, which each held more than 5% of the issued and outstanding shares of Common Stock when their respective affiliates served as directors of the Company. Mr. Coffey served as a director after Tandem PCS Investments, L.P. acquired 33 1/3% of the issued and outstanding shares of Preferred Stock. Mr. Brown is affiliated with SCP Private Equity Partners, L.P., which holds more than 5% of the issued and outstanding shares of Common Stock and 33 1/3% of the issued and outstanding shares of Preferred Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE DURING 2001

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that all filings required to be made by Reporting Persons of the Company during the year ended December 31, 2001 were timely made in accordance with the requirements of the Exchange Act.

                               PERFORMANCE GRAPH

                COMPARISON OF 28 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG AIRNET COMMUNICATIONS CORPORATION
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE NASDAQ/NMS TELECOMMUNICATIONS INDEX
B4286601.EPS

                                                  AIRNET COMMUNICATIONS        NASDAQ STOCK MARKET               NASDAQ
                                                       CORPORATION                   (U.S.)             TELECOMMUNICATIONS INDEX
                                                  ---------------------        -------------------      ------------------------
12/8/99                                                  100.00                      100.00                      100.00
Mar-00                                                   249.55                      127.52                      126.54
Jun-00                                                   186.61                      110.60                       99.98
Sep-00                                                   159.38                      102.42                       83.82
Dec-00                                                    48.21                       68.89                       53.22
Mar-01                                                    21.43                       51.32                       37.67
Jun-01                                                    10.43                       60.25                       35.73
Sep-01                                                     1.07                       41.79                       23.32
Dec-01                                                     3.00                       54.39                       27.17
Mar-02                                                    12.14                       51.46                       19.95

* $100 INVESTED ON 12/8/99 IN STOCK OR INDEX.

                                 PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2002. Although stockholder approval of the Board of Directors' selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

     Representatives of Deloitte & Touche LLP are expected to be present at the 2002 Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate fees (including out-of-pocket costs) billed and to be billed by Deloitte & Touche LLP for professional services for the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during that fiscal year were $210,468.

ALL OTHER FEES

     During the year ended December 31, 2001, Deloitte & Touche LLP provided non-audit services related to taxes, capital structure and retirement plans. The aggregate fees billed for such services were $20,022.

     All significant audit and non-audit services performed by Deloitte & Touche LLP are approved by the Audit Committee, which gives due consideration to the potential effect of non-audit services on maintaining the independence of Deloitte & Touche LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002.

                     STOCKHOLDERS PROPOSALS AND NOMINATIONS

     Proposals on matters appropriate for stockholder consideration consistent with the regulations of the SEC submitted by stockholders must be received at the Company's principal executive offices on or before January 8, 2003. A timely proposal will be included in the proxy materials and form of proxy for consideration by the stockholders at the 2003 Meeting.

     A stockholder wishing to nominate a candidate for election should deliver a written notice of nomination to the Company's Secretary at the address below for receipt no later than January 8, 2003. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the Company's by-laws. The stockholder is also required to attend the meeting in person or by proxy to nominate the person or persons specified in the notice. A nomination which does not comply with all the requirements set forth in the By-Laws will not be considered.

     Stockholder proposals or nominations may be mailed to Stuart P. Dawley, Secretary, AirNet Communications Corporation, 3950 Dow Road, Melbourne, Florida 32934.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the 2002 Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a director in place of the nominee named in the proxy if the nominee is not be available for election.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, directors or employees of the Company by telephone or in person.

     If you may not be present at the meeting, it would be appreciated if you would complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Melbourne, Florida
May 8, 2002

                                     PROXY

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  JUNE 7, 2002

The undersigned, revoking all prior proxies, hereby appoint(s) James W. Brown and Glenn A. Ehley, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock and Series B Convertible Preferred Stock of AirNet Communications Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders of the Company to be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, 32901 on June 7, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Attendance of the undersigned at the 2002 Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

1. To elect two Class II directors to the Board of Directors each to serve a three-year term:

           Class II:  James W. Brown

     [ ] FOR THE NOMINEE    [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE

                      George M. Calhoun

     [ ] FOR THE NOMINEE    [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE

2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2002:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.

                                       Signature:
                                                  ------------------------------

                                       Date:
                                            ------------------------------------

                                       Signature:
                                                  ------------------------------

                                       Date:
                                            ------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.